EXHIBIT 3.2

                                    BYLAWS

                                      OF

                            WESTERN FEED MILLS, INC.
                     (Restated and Amended April 22, 1994)

                                   OFFICES

  Section 1. Office. The corporation may have, in addition to its principal office in the State of Kansas, offices and places of business at such places, both within and without the State of Kansas, as the board of directors may from time to time designate or the business of the corporation may require.

                                 STOCKHOLDERS

  Section 2. Annual Meeting. The annual meeting of the stockholders shall be held during the month of April of each year for the election of directors and for the transaction of such other business as may properly come before such meeting pursuant to the provisions of these Bylaws.

  Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by resolution of the board of directors, by the chairman of the board of directors, or by the written request of holders of more than two-thirds of all the outstanding shares of stock of the corporation. Such resolution or request shall state specifically the business to be transacted at the special meeting. A copy of any such written request shall be delivered to the chairman of the board of the corporation, who shall cause a written or printed notice of the special meeting complying with the provisions of these Bylaws to be delivered to the stockholders.

  Section 4. Place of Meeting. The annual meeting of the stockholders shall be held at the principal office of the corporation or at such other place within or without the State of Kansas as shall be provided for in written, printed or published notices or waivers of notice. Special meetings of the stockholders shall be held at such place, within or without the State of Kansas, as shall be specified in the respective notices or waivers of notice.

  Section 5. Notice of Meeting. Written or printed notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days or more than sixty (60) days before the date of such meeting (or at such other time as may be required by statute), either personally or by mail, or by any other means (including but not limited to instantaneous, overnight, or other means of rapid delivery) by or at the direction of the chairman of the board or the secretary of the corporation to each stockholder or record entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in the United States mail or other means of delivery addressed to the stockholder at such stockholder's address as it appears on the records of the corporation, with postage thereon prepaid or the payment of delivery charges thereon provided for, or at the time of actual delivery, whichever is earlier.


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  Section 6.  Waiver of Notice.  Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders needs be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

  Section 7. Adjournment. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment the board of directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

  Section 8. Conduct of Meeting. The chairman of he board shall designate an individual to serve as the chairman of the meeting who may be any individual present in person at the meeting, including the chairman of the board. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order, safety, limitations on the time allotted to stockholders for questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

  Section 9. Quorum. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares of each class of stock then issued and outstanding and entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, either a majority of the shares entitled to vote, present in person or by proxy at such meeting, or any officer entitled to preside or act as secretary of such meeting, may adjourn such meeting from time to time until holders of the number of shares required to constitute a quorum shall be present in person or by proxy.

  Section 10. Voting. Except as otherwise provided by statute or by the Articles of Incorporation, and subject to the provisions of these Bylaws, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of voting stock held by such stockholder. At all meetings of the stockholders, except as otherwise required by statute, the Articles of Incorporation, or these Bylaws, all matters shall be decided by the vote of the holders of a majority of the shares entitled to vote, present in person or by proxy.


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  Section 11.  Treasury Stock.  Shares of the capital stock of the corporation belonging to the corporation shall not be voted directly or indirectly.

  Section 12. Proxies. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed by such stockholder or by such stockholder's duly authorized attorney-in-fact. Such proxy shall be in writing, shall state the name of the person to cast the vote and the date of the meeting at which the vote shall be cast, and such proxy shall be filed with the chairman of the board or secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

  Section 13.  Record Date.

    (a) The board of directors may fix in advance a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, to determine the stockholders entitled to express consent to corporate action in writing without a meeting, to determine the stockholders entitled to receive payment of any dividend or distribution of allotment of any rights, or to determine the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

    (b)  If no record date is fixed:

         (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day of notice, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.


                               BOARD OF DIRECTORS

  Section 14. General Powers. The property, business and affairs of the corporation shall be controlled and managed by the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are note by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.


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  Section 15.  Number and Qualifications.   The number of directors which
shall constitute the entire board of directors shall be fixed from time to time by resolution of the board of directors but in no event shall there be less than five (5) or that number otherwise required by the Kansas general corporation code. Hereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors at any meeting of the board of directors. The directors need not be stockholders of the corporation or residents of the State of Kansas.

  Section 16. Term of Office. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

  Section 17. Removal. Any director, or the entire board of directors, may be removed from office in the manner set forth in the corporation's Articles of Incorporation.

  Section 18. Resignations and Vacancies. A director may resign at any time upon written notice to the corporation and thereafter he shall cease to be liable for any acts of the corporation which were done subsequent to the filing of his resignation. In case one or more vacancies by death, resignation, removal or otherwise, occur in the board of directors between the time of the annual meetings, the remaining director or directors shall fill the vacancy or vacancies, and the person or persons so chosen shall be directors and hold office until their successors are elected and qualify.
In case the entire board of directors shall die, resign or be removed, then a special meeting of the stockholders may be called, as hereinbefore provided, for the election of directors.

  Section 19. Directors' Compensation. The board of directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the board of directors. The board of directors shall also have power in its discretion to provide for and pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the board of directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

  Section 20. Chairman of the Board. The chairman of the board, who shall be a member of the board of directors, shall preside at meetings of the board of directors, shall have power to call special meetings of the board of directors and stockholders for any purpose or purposes, and shall have such other designations and authorities that may be set forth by the board of directors. The chairman of the board shall be elected at the annual meeting of the board of directors by a majority vote of the directors. The chairman shall be advised of and may attend without authority to vote unless he is a member of such committee, all meetings of committees of the Board.


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                        MEETINGS OF THE BOARD OF DIRECTORS

  Section 21. Annual and Regular Meetings. The board of directors shall meet for the appointment of officers and for the transaction of any other business as may come before such meeting as soon as practicable after adjournment of the annual meeting of the stockholders, and other regular meetings of the board of directors shall be held at such time as the board of directors may, by resolution, from time to time determine. No notice need be given of regular meetings of the board of directors.

  Section 22. Special Meetings. Special meetings of the board of directors may be called by or at the written request of the chairman of the board, the president, or by a majority of the board of directors. A copy of such written request shall be delivered to the chairman of the board of the corporation, who shall cause a written, printed or telephonic notice of the special meeting complying with the provisions of these Bylaws to be delivered to the directors.

  Section 23. Notice of Meetings; Waiver of Notice. Notice of any special meeting shall be given at least one (1) day prior thereto by written or printed notice delivered personally, by telegram, mail, or by any other means (including but not limited to instantaneous, overnight, or other means of rapid delivery) to each director at his or her business address or by telephonic notice to each director. Such printed or written notice shall be deemed to be delivered when deposited in the United States mail or other means of delivery, addressed to the directors at each director's business address as it appears on the records of the corporation, with postage thereon prepaid or the payment of delivery charges thereon provided for, or at the time of actual delivery, whichever is earlier. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company with all charges prepaid. Any director may waive notice of any meeting in a writing signed by the director, either before, at, or after the time for such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as expressly provided to the contrary in these Bylaws or under applicable law, neither the business to be transacted at nor the purpose of any annual, regular, or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

  Section 24. Place of Meeting. Meetings of the board of directors, whether annual, regular or special, shall be held at the principal office of the corporation, or at such other place within or without the State of Kansas as shall be provided for in the resolution or notice calling such meeting.

  Section 25. Quorum; Adjournment. A majority of the board of directors shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If less than a majority of the board of directors is present at a meeting, a majority of the directors present may adjourn the meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

  Section 26. Actions of the Board of Directors Without a Meeting. If all the directors then in office severally or collectively consent in writing to any action taken or to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held upon proper notice thereof, and may be stated as such in any certificate or document filed under the laws of the State of Kansas. The secretary shall file such consents with the minutes of the meetings of the board of directors.


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  Section 27.  Participation.  Members of the board of directors or of any committee designed by the board of directors may participate in a meeting of the board of directors or committee by means of conference telephone call or similar means of communication as long as all persons participating in the meeting can hear each other person. Participation in a meeting in this manner shall constitute presence in person at the meeting.

  Section 28. Committees. By the affirmative vote of a majority of all the directors then in office, the board of directors may authorize and designate, from time to time or on a regular basis, two or more directors to constitute one or more committees, which shall have and exercise such authority as is expressly delegated by the board of directors to that committee. Among the committees that may be so designated are a Nominating Committee, a Compensation/Stock Option Committee, an Audit Committee, and an Executive Committee. Any committee so designated shall continue to exist and to have such powers and authority as previously have been granted by the board of directors or these Bylaws until the committee is dissolved or its powers or authority are altered by the affirmative vote of a majority of all directors then in office. Notwithstanding the foregoing, no such committee shall have the power or authority in reference to (a) amending the Articles of Incorporation; (b) adopting an agreement of merger or consolidatation;
(c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; or (e) amending the Bylaws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The board of directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member. The members of any committee so designated shall continue to serve so long as they are directors, until they resign from such committee or until they are removed or replaced by the affirmative vote of a majority of all directors then in office.

                                   OFFICERS

  Section 29. Number. The officers of the corporation shall consist of a president, a secretary, and a treasurer. The board may also elect one or more vice presidents (one or more of whom may be designated as executive vice president or senior vice president), one or more assistant secretaries or assistant treasurers and such other officers as the board of directors shall deem advisable. Any two or more offices may be held by the same person, except the offices of president and secretary. No officer need be a director of the corporation.


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  Section 30.  Election and Term of Office.  Each officer of the corporation shall be chosen by the affirmative vote of a majority of all members of the board of directors at its annual meeting and shall hold office until his or her successor is chosen and qualified or until his or her earlier death, resignation, or removal. Each appointive officer shall hold office at the pleasure of the board of directors without the necessity of periodic reappointment.

  Section 31. Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the board of directors whenever in their judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

  Section 32. Vacancies. Vacancies among the officers arising from any cause shall be filled for the unexpired portion of the term in the manner provided for the election of the officer to such office.

  Section 33. President. The president shall be the chief executive officer of the corporation. The president shall, in the absence of the chairman of the board, preside at meetings of the board of directors and shall have power to call special meetings of the board of directors for any purpose or purposes. The president shall have general supervision of the affairs of the corporation and general control of all of its business. The president shall have general authority to execute bonds, deeds and contracts in the name of the corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of its business may require and to fix their compensation, subject to the provisions of the Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; and to suspend for cause pending final action by the authority which shall have elected or appointed him any officer subordinate to the president. The president shall put into operation the business policies of the board of directors as communicated to him. In carrying out such business policies, the president shall have general management and control of the day-to-day business operations of the corporation. He shall see that the books, reports, statements and certificates required by statutes or laws applicable to the corporation are properly kept, made and filed according to law. The president shall be subject only to the authority of the board of directors in carrying out his duties. In the absence of disability of the president, his duties shall be performed and his powers may be exercised by the vice presidents in order of their seniority, unless otherwise determined by the president or the board of directors.

  Section 34. Vice Presidents. At the request of the president or in the event of the president's absence or disability, the vice president (or in the event there be more than one vice president, the vice presidents in the order of their election) shall perform all the duties of the president, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. Each vice president shall have such powers and shall discharge such duties as may be assigned from time to time by the chairman of the board, the president or the board of directors.


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  Section 35.  Secretary.  The secretary shall (a) record all the proceedings of the meetings of the corporation, stockholders and directors in a book to be kept for that purpose; (b) have charge of the stock book or ledger;
(c) maintain a complete list of all stockholders entitled to vote at stockholders' meetings and have said list available for inspection by any stockholder who may be present at such meetings; (d) act as custodian of the records of the corporation and the board of directors, and of the seal of the corporation, and see that the seal is affixed, when appropriate or necessary, to all documents, the execution of which on behalf of the corporation shall have been duly authorized; (e) see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept and filed; and (f) in general, perform all duties and have all powers incident to the office of secretary and perform such other duties and have such other powers as may from time to time be assigned by these Bylaws or by the chairman of the board, the president or the board of directors.

  Section 36. Assistant Secretaries. The assistant secretaries may perform the duties and exercise the powers of the secretary and shall perform such other duties as the chairman of the board, the president or the board of directors shall prescribe.

  Section 37. Treasurer. The treasurer shall (a) have supervision of the funds, securities, receipts and disbursements of the corporation; (b) cause all moneys and other valuable effects of the corporation to be deposited in its name and to its credit in such depositories as shall be selected by the board of directors if pursuant to authority conferred by the board of directors; (c) cause to be kept at the accounting office of the corporation correct books of account, proper vouchers and other papers pertaining to the corporation's business; (d) render to the chairman of the board, the president or the board of directors, whenever requested, an account of the financial condition of the corporation and of all transactions as treasurer; and
(e) in general, perform all duties and have all powers incident to the office of treasurer, and perform such other duties and have such powers as from time to time may be assigned by these Bylaws or by the chairman ob the board, the president or the board of directors.

  Section 38. Assistant Treasurer. The assistant treasurers may perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the chairman of the board, the president or the board of directors shall prescribe.

  Section 39. Delegation. In the event of the absence of any officer of the corporation or for any other reason that the board of directors may deem sufficient, the board of directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

  Section 40. Salaries. The salaries or other compensation of all officers shall be set by the board of directors, and may be changed from time to time by a majority vote of the board of directors. The board of directors may, from time to time, delegate to the president or a committee of the board of directors the authority to set the compensation of any or all of the other officers of the corporation.


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                           EXECUTION OF INSTRUMENTS

  Section 41. Execution of Instruments Generally. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer of officers or by such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. In the absence of such designation, the signature of the chairman of the board shall suffice.

  Section 42. Checks, Drafts and Like Instruments. All notes, drafts, acceptances, checks, endorsements and all evidences of indebtedness of the corporation whatsoever shall be signed by such officer or officers or by such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements or instruments for deposit to the credit of the corporation in any of its duly authorized depositories shall be made by rubber stamp of the corporation or in such other manner as the board of directors may from time to time determine.

  Section 43. Contracts. The board of directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of an on behalf of the corporation, and such authority may be general or confined to specific instances.

  Section 44. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution from the board of directors. Such authority may be general or confined to specific instances.

  Section 45. Proxies. Proxies to vote with respect to shares of stock of other corporations that may be owned by or stand in the name of this corporation may be executed on behalf of this corporation by the chairman of the board, president, vice president or secretary, or by any other person or person authorized to do so by the board of directors.

  Section 46. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                CAPITAL STOCK

  Section 47. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or his rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class of series of stock. If the corporation shall appoint a transfer agent or registrar for its stock, then if a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a


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registrar, the signatures of any such president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case of any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation, retirement, disqualification, removal or otherwise, before such certificate or certificates have been issued, then such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not cease to be such officer or officers of the corporation.

  Section 48. Transfers of Shares of Stock. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation, if any, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the corporation or the transfer agent of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

  Section 49. Lost Certificates. The board of directors, the president, or such other officer or officers of the corporation as the board of directors may from time to time designate in its discretion, may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates, the board of directors, the president, or any other such officer, in its, his or her discretion, and as a condition precedent to the issuance thereof, may required the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it, he or she shall require and/or give the corporation a bond in form, in such sum, and with such surety or sureties as it, he or she may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

  Section 50. Sale of Stock Returned to Corporation. In the event stock is returned to the corporation and the owner paid in full therefor, the directors of the corporation shall be vested with authority to resell said stock to such person or persons and upon such terms, as may be determined by the board of directors.

  Section 51. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, to be held liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


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                                  MISCELLANEOUS

  Section 52. Dividends. Dividends, if any, shall be declared by action of the board of directors at any annual, regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation, or in any combination thereof except as otherwise provided in the statutes of the State of Kansas.

  Section 53. Incentive Plans. In furtherance and not in limitation of the powers conferred by the laws of the State of Kansas, the board of directors is expressly authorized and empowered to establish bonus, pension, profit-sharing, stock option, or other types of incentive or compensation plans for the employees, officers and directors of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount and nature of their respective participation.

  Section 54. Seal. The corporation's seal shall be in such form as shall be adopted and approved, from time to time, by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, imprinted or in any manner reproduced.

  Section 55. Fiscal Year. The fiscal year of the corporation shall be established by the board of directors.

  Section 56. Amendments. These Bylaws may be altered, amended or repealed and new bylaws may be approved in accordance with the laws of the State of Kansas and the corporation's Articles of Incorporation.

  Section 57. Indemnification. The corporation shall indemnify all directors, officers, employees and agents to the extent provided in the corporation's Articles of Incorporation.

  The above Restated and Amended Bylaws were adopted at an annual meeting of the stockholders of Western Feed Mills, Inc held April 2, 1994.



                                  _____________________________________
                                  Donald E. Lehman
                                  Secretary of Directors' Meeting


                                     II-37

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RESOLVED, that the Bylaws of the Company shall be amended to add the following language as Section 15a:

  SECTION 15a. Advisory Directors. At the First meeting of the board of directors held after the annual meeting of the shareholders, or at such other times as the board of directors elects officers, the board of directors may elect one or more advisory directors ("Advisory Directors") to hold office until the next annual election of Advisory Directors by the board of directors or until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Advisory Directors shall e entitled to receive copies of all notices, reports, information, and publication forwarded to the members of the board of directors. Advisory Directors shall be eligible to attend and participate without vote in regular and special meetings of the board of directors. Advisory Directors may not be invited to all directors' meetings, but may be called upon whenever a director deems it necessary. However, failure to give notice to one or more Advisory Directors for any reason shall not invalidate a meeting of the board of directors, and Advisory Directors shall not be included when determining whether a quorum of the board of directors is present.

  Any Advisor Director may resign at any time by giving a written notice to the chairman of the board of directors, the president or secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  The board of directors may fix a sum to be paid Advisory Directors for attending each regular or special meeting of the board of directors. Any Advisory Director may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served.


________/s/______________________		_____________/s/______________
T.E. Branscum					Fred Raybourn

________/s/______________________
Joe Donahue

________/s/______________________
E.C. Peper



                                    II-38

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